Exhibit 10.6

Summary of Terms of Verbal Consulting Agreement with Digital Wasabi, LLC

Parties:	Fairground Media LLC and Digital Wasabi LLC.
Scope:	Digital Wasabi provided technology services and web development consulting services to Fairground Media.
Compensation:	$35,000.
Term:	April 2007 until July 2007.